UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DUQUESNE LIGHT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DUQUESNE LIGHT HOLDINGS, INC.

PROXY STATEMENT SUPPLEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 5, 2006 at 9:00 a.m.

David L. Lawrence Convention Center, Third Floor

1000 Fort Duquesne Boulevard

Pittsburgh, PA 15222

Dear Fellow Stockholder:

Proxy materials were sent to you in early October for the special meeting of stockholders scheduled for December 5, 2006. The items of business for the special meeting are (1) to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of July 5, 2006, by and among Duquesne Light Holdings, Inc., a Pennsylvania corporation, Castor Holdings LLC (now known as DQE Holdings LLC), a Delaware limited liability company, and Castor Merger Sub Inc. (now known as DQE Merger Sub Inc.), a Pennsylvania corporation and a wholly owned subsidiary of DQE Holdings LLC, and (2) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. As the proxy materials indicated, all proxies must be received no later than December 4, 2006. This letter is a supplement to the proxy statement dated October 5, 2006.

New Meeting Location

The location of the meeting has been changed. The special meeting will now take place at the David L. Lawrence Convention Center, Third Floor, 1000 Fort Duquesne Boulevard, Pittsburgh, PA 15222. The date and time have not been changed. The meeting will still take place at 9:00 a.m. EST, on December 5, 2006.

Amended Proxy Statement Disclosure

Since mailing the proxy materials, we have determined that supplemental disclosure is appropriate in the table that sets out the number of unvested restricted shares, deferred stock units and restricted stock units held by our executive officers and directors as of August 31, 2006, and the consideration that each of them could receive pursuant to the merger agreement in connection with the cancellation of these equity-based awards. Accordingly, on the other side of this supplement, we are providing you with corrected information that should replace the last paragraph on page 38 of the proxy statement and the table and notes appearing on page 39 of the proxy statement. This corrected information should be read in conjunction with the proxy statement, and you should consider the proxy statement to be amended to the extent set forth in this communication.

Your Vote is Important

We would like to remind you that, if you have not yet returned your proxy for the special meeting, you are encouraged to do so as soon as possible. We are certain you will want to have your shares represented and voted the way you wish at the special meeting. Remember, you may cast your vote in any of the manners described in the previously delivered proxy materials.

IF YOU HAVE ALREADY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, NO FURTHER ACTION IS NECESSARY. If you would like to change your vote, you may do so by following the procedure described on page 4 of the proxy statement. If you need a new proxy card, please contact our Shareholder Relations Department at 412-393-6167 (in the Pittsburgh area) or 800-247-0400 (outside the Pittsburgh area).

Sincerely,

Morgan K. O’Brien

President and Chief Executive Officer

November 15, 2006

AMENDED PROXY STATEMENT DISCLOSURE

Under the terms of the merger agreement, immediately prior to the effective time, equity-based grants (if not then vested) such as restricted shares, deferred stock units, and restricted stock units, will vest and will be eligible to receive the merger consideration, less any applicable withholding taxes. In the case of performance-based awards that do not by their terms vest upon the consummation of the merger, such awards will vest at the target performance level. The following table summarizes the unvested restricted shares, deferred stock units and restricted stock units, including performance-based awards, held by our executive officers and directors as of August 31, 2006, and the consideration that each of them would receive pursuant to the merger agreement (i) in connection with the cancellation of the unvested restricted shares, deferred stock units and restricted stock units if the merger were to close before December 31, 2006, or (ii) if the merger closes after December 31, 2006 and the performance targets for the deferred stock units were met, the grants were fully vested at December 31, 2006, and the recipients continued to hold the shares until the merger closes.

	No. of Shares of Restricted Stock, Deferred Stock Units And Restricted Stock Units	Resulting Consideration (1)
Directors:
Pritam M. Advani	4,792	$95,840
Doreen E. Boyce	5,000	100,000
Robert P. Bozzone	5,000	100,000
Charles C. Cohen	7,490	149,800
Sigo Falk	5,000	100,000
Joseph C. Guyaux	7,905	158,100
David M. Kelly	7,490	149,800
Steven S. Rogers (2)	—	—
John D. Turner	7,490	149,800

Executive Officers (3):
Morgan K. O’Brien (4)	171,439	3,428,780
Joseph G. Belechak	57,400	1,148,000
William F. Fields	20,100	402,000
Maureen L. Hogel	53,900	1,078,000
Mark E. Kaplan	30,100	602,000
John R. Schmitt	14,367	287,340
Stevan R. Schott	47,100	942,000
James E. Wilson	38,500	770,000

(1)	At vesting, holders of restricted shares receive cumulative dividends from the date of grant.
(2)	Mr. Rogers chose not to stand for reelection to the board of directors at the 2006 annual meeting, and his term on the board of directors expired at such meeting.
(3)	Includes the maximum number of deferred stock units that each executive officer may be eligible to receive upon attainment of applicable three-year targets for 2004-2006 for granting such number of deferred stock units, as determined by the compensation committee of the board of directors.
(4)	Mr. O’Brien also serves as a director of the Company.

2